Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for Tender of Shares of Common Stock

(Including any Associated Rights)

of

Great Wolf Resorts, Inc.

At

$5.00 NET PER SHARE

Pursuant to the Offer to Purchase

by

K-9 Acquisition, Inc.

a wholly-owned subsidiary of

K-9 Holdings, Inc.

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON TUESDAY, APRIL 10, 2012 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) Share Certificates (as defined below) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach Computershare (the “Depositary”) on or prior to the expiration of the Offer. This form may be transmitted by facsimile transmission or mailed to the Depositary. See Section 3 – “Procedures for Accepting the Offer and Tendering Shares” – of the Offer to Purchase. The procedures for guaranteed delivery may not be used during any subsequent offering period.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above, or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for Shares is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal for Shares.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal for Shares or an Agent’s Message (as defined in Section 2 – “Acceptance for Payment and Payment for Shares” – of the Offer to Purchase) and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. As used herein, “Share Certificates” refers to certificates of shares of Common Stock and, if certificates representing Rights (as defined in the Offer to Purchase) have been issued prior to the Expiration Time (as defined in the Offer to Purchase), certificates representing the associated Rights.

Corp Actions Voluntary

Ladies and Gentlemen:

The undersigned hereby tenders to K-9 Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of K-9 Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 13, 2012 (the “Offer to Purchase”) and the related Letter of Transmittal for Shares (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock (including restricted shares), par value $0.01 per share (the “Common Stock”), and the associated Rights, of Great Wolf Resorts, Inc., a Delaware corporation (the “Company”) (each share of Common Stock and any associated Rights are referred to herein as a “Share”) of the Company, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered: Certificate No(s). (if available)(1): ☐ Check if securities will be tendered by book-entry transfer Name of Tendering Institution: DTC Account No.: Dated: , 2012	Name(s) of Record Holder(s): (please type or print) Address(es): (zip code) Area Code and Telephone No.(s): Signature(s):

(1)	Include certificate numbers for the Common Stock and Rights (if any) related to the Shares being tendered.

Corp Actions Voluntary

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, an Eligible Institution (as defined in Section 3 – “Procedures for Accepting the Offer and Tendering Shares” – of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees to deliver to the Depositary Share Certificates, in proper form for transfer, or all tendered Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility (as defined in Section 2 – “Acceptance for Payment and Payment for Shares” – of the Offer to Purchase), in either case together with the Letter of Transmittal for Shares (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in Section 2 – “Acceptance for Payment and Payment for Shares” – of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Market trading days after the date hereof.

Name of Firm:

Address:

(zip code)

(Authorized Signature)
Name:

(please type or print)
Title:

Area Code and Tel. No.:

Date: , 2012

Note:	Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal for Shares.

Corp Actions Voluntary

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